UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        May 20, 2005
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC.
(Exact name of registrant as specified in charter)

Colorado State or other jurisdiction of incorporation)	0-50472 (Commission File Number)	84-1530098 (IRS Employer Identification No.)

5632 S. Spotswood Street
Littleton, CO 80120
(Address of principal executive offices)

(303)730-9994
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

and

Item 8.01    Other Events

         On May 19, 2005, New Frontier Energy, Inc. (the “Corporation”) issued a press release announcing the investment of an aggregate of $1,000,000 in a private offering of Class A limited partnership interests (the “Investment”) in Slater Dome Gathering, LLLP (“SDG”). SDG has built a 18 mile gathering line to collect gas from wells capable of producing gas in the Slater Dome/Coal Bank Draw Prospect. The Corporation had previously loaned $1,000,000 to SDG in connection with the construction of the Pipeline, which it converted into SDG Class A limited partnership interests. The Corporation will receive a minimum 30% limited partnership interest in SDG before payout and 25% after payout.

        Slater Dome/Coal Bank Draw Prospect consists of approximately 31,631 gross acres of oil and gas leases operated by an independent third party; the Corporation has a 30% working interest in the prospect. Nine wells and one water disposal well currently exist on the property, and we own an interest in each of these wells, together with the associated equipment and leasehold interests. These wells are currently not producing. Construction of the gathering pipeline has been completed and has been tested satisfactorily. The gas gathering line will transport the Corporation’s natural gas from Slater Dome to a Questar transportation line in Baggs, Wyoming. New Frontier Energy is anticipating the sale of natural gas in the second calendar quarter of 2005.

        In connection with the Investment, the Corporation executed SDG’s limited liability limited partnership agreement (the “Partnership Agreement”). The following summary of SDG’s Partnership Agreement is qualified in its entirety by the Partnership Agreement attached to this Form 8-K as Exhibit 10.1.

        The Partnership Agreement provides that distributions will be allocated (i)  First, to Natural Resource Group Gathering, LLC, the General Partner of the Partnership (the “General Partner”) in the amount of the Out of Pocket Costs (as defined in the Partnership Agreement) to reimburse the General Partner for such costs; (ii)  Second, 90% shall be distributed to the Limited Partners of SDG (pro rata in accordance with their respective Percentage Interests) and 10% shall be distributed to the General Partner until such time as the Unreturned Capital (as defined in Partnership Agreement”) of all of the Limited Partners is reduced to zero; and (iii)  Thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner. Distributions shall be distributed at such time or times as the General Partner shall determine in its sole discretion.

Item 9.01    Financial Statements and Exhibits.

        The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-B.

Exhibit No. 10.1 99.1	Description SDG Limited Liability Limited Partnership Agreement Press Release issued May 19, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2005	NEW FRONTIER ENERGY, INC. By: /s/ Les Bates Treasurer, Chief Accounting and Financial Officer, Secretary and Director